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                      INTERNATIONAL SPECIALTY HOLDINGS INC.

                              SERIES A AND SERIES B
                      10 5/8% SENIOR SECURED NOTES DUE 2009

                          ----------------------------

                                    INDENTURE

                          Dated as of December 13, 2001

                          ----------------------------



                          ----------------------------

                            Wilmington Trust Company

                                     Trustee

                          ----------------------------










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

                             CROSS-REFERENCE TABLE*

        TRUST INDENTURE
        ACT SECTION                                            INDENTURE SECTION
        310(a)(1)...........................................          7.10
             (a)(2).........................................          7.10
             (a)(3).........................................          N.A.
             (a)(4).........................................          N.A.
             (a)(5).........................................          7.10
             (b)............................................          7.10
             (c)............................................          N.A.
        311(a)..............................................          7.11
             (b)............................................          7.11
             (c)............................................          N.A.
        312(a)..............................................          2.05
             (b)............................................         12.03
             (c)............................................         12.03
        313(a)..............................................          7.06
             (b)(2).........................................          7.07
             (c)............................................       7.06;13.02
             (d)............................................          7.06
        314(a)..............................................       4.03;13.02
             (c)(1).........................................         12.04
             (c)(2).........................................         12.04
             (c)(3).........................................          N.A.
             (e)............................................         12.05
             (f)............................................          N.A.
        315(a)..............................................          7.01
             (b)............................................       7.05,13.02
             (c)............................................          7.01
             (d)............................................          7.01
             (e)............................................          6.11
        316(a) (last sentence)..............................          2.09
             (a)(1)(A)......................................          6.05
             (a)(1)(B)......................................          6.04
             (a)(2).........................................          N.A.
             (b)............................................          6.07
             (c)............................................          2.12
        317(a)(1)...........................................          6.08
             (a)(2).........................................          6.09
             (b)............................................          2.04
        318(a)..............................................         12.01
             (b)............................................          N.A.
             (c)............................................         12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                PAGE

                                   ARTICLE 1.

                          DEFINITIONS AND INCORPORATION

                                  BY REFERENCE
   Section 1.01.      Definitions..................................................................1
   Section 1.02.      Other Definitions...........................................................15
   Section 1.03.      Incorporation by Reference of Trust Indenture Act...........................16
   Section 1.04.      Rules of Construction.......................................................16

                                    ARTICLE 2.
                                    THE NOTES

   Section 2.01.      Form and Dating.............................................................16
   Section 2.02.      Execution and Authentication................................................17
   Section 2.03.      Registrar and Paying Agent..................................................18
   Section 2.04.      Paying Agent to Hold Money in Trust.........................................18
   Section 2.05.      Holder Lists................................................................18
   Section 2.06.      Transfer and Exchange.......................................................19
   Section 2.07.      Replacement Notes...........................................................30
   Section 2.08.      Outstanding Notes...........................................................30
   Section 2.09.      Treasury Notes..............................................................31
   Section 2.10.      Temporary Notes.............................................................31
   Section 2.11.      Cancellation................................................................31
   Section 2.12.      Defaulted Interest..........................................................31
   Section 2.13.      CUSIP Numbers...............................................................32
   Section 2.14.      Record Date.................................................................32

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

   Section 3.01.      Notices to Trustee..........................................................32
   Section 3.02.      Selection of Notes to Be Redeemed...........................................32
   Section 3.03.      Notice of Redemption........................................................32
   Section 3.04.      Effect of Notice of Redemption..............................................33
   Section 3.05.      Deposit of Redemption Price.................................................33
   Section 3.06.      Notes Redeemed in Part......................................................34
   Section 3.07.      Optional Redemption.........................................................34
   Section 3.08.      Mandatory Redemption........................................................34
   Section 3.09.      Offer to Purchase by Application of Excess Proceeds.........................34

                                    ARTICLE 4.
                                    COVENANTS

   Section 4.01.      Payment of Notes............................................................36
   Section 4.02.      Maintenance of Office or Agency.............................................36
   Section 4.03.      Reports.....................................................................37
   Section 4.04.      Compliance Certificate......................................................37
   Section 4.05.      Taxes.......................................................................38
   Section 4.06.      Stay, Extension and Usury Laws..............................................38
   Section 4.07.      Restricted Payments.........................................................38
   Section 4.08.      Dividend and Other Payment Restrictions Affecting Restricted
                       Subsidiaries...............................................................40

                                       i


   Section 4.09.      Incurrence of Indebtedness and Issuance of Preferred Stock..................41
   Section 4.10.      Asset Sales.................................................................43
   Section 4.11.      Transactions with Affiliates................................................44
   Section 4.12.      Liens.......................................................................45
   Section 4.13.      Business Activities.........................................................45
   Section 4.14.      Corporate Existence.........................................................45
   Section 4.15.      Offer to Repurchase Upon Change of Control..................................45
   Section 4.16.      Payments for Consent........................................................47
   Section 4.17.      Designation of Restricted and Unrestricted Subsidiaries.....................47
   Section 4.18.      Changes in Covenants When Notes Rated Investment Grade......................47
   Section 4.19.      Escrow Account..............................................................47

                                   ARTICLE 5.
                                  SUCCESSORS

   Section 5.01.      Merger, Consolidation, or Sale of Assets....................................48
   Section 5.02.      Successor Corporation Substituted...........................................48

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

   Section 6.01.      Events of Default...........................................................49
   Section 6.02.      Acceleration................................................................50
   Section 6.03.      Other Remedies..............................................................51
   Section 6.04.      Waiver of Past Defaults.....................................................51
   Section 6.05.      Control by Majority.........................................................51
   Section 6.06.      Limitation on Suits.........................................................51
   Section 6.07.      Rights of Holders of Notes to Receive Payment...............................52
   Section 6.08.      Collection Suit by Trustee..................................................52
   Section 6.09.      Trustee May File Proofs of Claim............................................52
   Section 6.10.      Priorities..................................................................53
   Section 6.11.      Undertaking for Costs.......................................................53

                                   ARTICLE 7.
                                    TRUSTEE

   Section 7.01.      Duties of Trustee...........................................................53
   Section 7.02.      Rights of Trustee...........................................................54
   Section 7.03.      Individual Rights of Trustee................................................55
   Section 7.04.      Trustee's Disclaimer........................................................55
   Section 7.05.      Notice of Defaults..........................................................55
   Section 7.06.      Reports by Trustee to Holders of the Notes..................................55
   Section 7.07.      Compensation and Indemnity..................................................56
   Section 7.08.      Replacement of Trustee......................................................56
   Section 7.09.      Successor Trustee by Merger, etc............................................57
   Section 7.10.      Eligibility; Disqualification...............................................57
   Section 7.11.      Preferential Collection of Claims Against Issuer............................57

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Section 8.01.      Option to Effect Legal Defeasance or Covenant Defeasance....................58
   Section 8.02.      Legal Defeasance and Discharge..............................................58
   Section 8.03.      Covenant Defeasance.........................................................58
   Section 8.04.      Conditions to Legal or Covenant Defeasance..................................59

                                       ii


   Section 8.05.      Deposited Money and Government Securities to be Held in Trust;
                       Other Miscellaneous Provisions ............................................60
   Section 8.06.      Repayment to Issuer.........................................................60
   Section 8.07.      Reinstatement...............................................................60

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

   Section 9.01.      Without Consent of Holders of Notes.........................................61
   Section 9.02.      With Consent of Holders of Notes............................................61
   Section 9.03.      Compliance with Trust Indenture Act.........................................63
   Section 9.04.      Revocation and Effect of Consents...........................................63
   Section 9.05.      Notation on or Exchange of Notes............................................63
   Section 9.06.      Trustee to Sign Amendments, etc.............................................63

                                   ARTICLE 10.
                             Collateral and security

   Section 10.01.     Pledge Agreement............................................................63
   Section 10.02.     Recording and Opinions......................................................64
   Section 10.03.     Release of Collateral.......................................................64
   Section 10.04.     Certificates of the Issuer..................................................65
   Section 10.05.     Certificates of the Trustee.................................................65
   Section 10.06.     Authorization of Actions to Be Taken by the Trustee Under the Pledge
                       Agreement..................................................................65
   Section 10.07.     Authorization of Receipt of Funds by the Trustee Under the Pledge
                       Agreement..................................................................66
   Section 10.08.     Termination of Security Interest............................................66

                                   ARTICLE 11.
                           satisfaction and discharge

   Section 11.01.     Satisfaction and Discharge..................................................66
   Section 11.02.     Application of Trust Money..................................................67

                                   ARTICLE 12.
                                  MISCELLANEOUS

   Section 12.01.     Trust Indenture Act Controls................................................67
   Section 12.02.     Notices.....................................................................67
   Section 12.03.     Communication by Holders of Notes with Other Holders of Notes...............69
   Section 12.04.     Certificate and Opinion as to Conditions Precedent..........................69
   Section 12.05.     Statements Required in Certificate or Opinion...............................69
   Section 12.06.     Rules by Trustee and Agents.................................................69
   Section 12.07.     No Personal Liability of Directors, Officers, Employees and
                        Stockholders..............................................................69
   Section 12.08.     Governing Law...............................................................70
   Section 12.09.     No Adverse Interpretation of Other Agreements...............................70
   Section 12.10.     Successors..................................................................70
   Section 12.11.     Severability................................................................70
   Section 12.12.     Counterpart Originals.......................................................70
   Section 12.13.     Table of Contents, Headings, etc............................................70

                                    EXHIBITS

Exhibit A1        FORM OF NOTE
Exhibit A2        FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER

Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL
                    ACCREDITED INVESTOR
Exhibit E         FORM OF PLEDGE AGREEMENT

         INDENTURE dated as of December 13, 2001 among INTERNATIONAL SPECIALTY HOLDINGS INC., a Delaware corporation (the "ISSUER") and WILMINGTON TRUST COMPANY, as trustee (the "TRUSTEE").

         The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 5/8% Series A Senior Secured Notes due 2009 (the "SERIES A NOTES") and the 10 5/8% Series B Senior Secured Notes due 2011 (the "SERIES B NOTES"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.     DEFINITIONS.

         "144A GLOBAL NOTE" means a global note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "2003 NOTES" means the 9% Senior Notes due 2003 of ISP.

         "2011 NOTE INDENTURE" means that certain Indenture dated as of June 27, 2001 by and among ISP Chemco Inc., ISP Chemicals Inc., ISP Minerals Inc. and ISP Technologies Inc., the guarantors signatory thereto and Wilmington Trust
Company, as trustee, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "2011 NOTES" means the 10 1/4% Senior Subordinated Notes due 2011 of ISP Chemco Inc., ISP Chemicals Inc., ISP Minerals Inc. and ISP Technologies Inc.

         "ACQUIRED DEBT" means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "ADDITIONAL NOTES" means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof (including the Exchange Notes), as part of the same series as the Initial Notes. For the avoidance of doubt, all Notes (other than the Initial Notes) issued under this Indenture shall be deemed to have been issued as part of the same series as the Initial Notes notwithstanding that such Notes have different dates from which interest accrues thereon, have different "CUSIP" numbers or may otherwise be referred to as different "A" series.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "AGENT" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "ASSET SALE" means: (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole will be governed by the provisions of Sections 4.15 and 5.01 and not by the provisions of Section 4.10 hereof; and (2) the issuance of Equity Interests in the Issuer's Subsidiaries or the sale of Equity Interests in any of the Issuer's Subsidiaries.

         Notwithstanding the preceding, the following items will not be deemed to be Asset Sales: (1) a transfer of assets between or among the Issuer and its Restricted Subsidiaries; (2) an issuance of Equity Interests by a Subsidiary to the Issuer or to a Restricted Subsidiary of the Issuer; (3) the sale of inventory in the ordinary course of business on ordinary business terms; (4) the sale or other disposition of cash or Cash Equivalents; (5) the sale or other disposition of obsolete equipment; (6) the sale of accounts receivable pursuant to a Qualified Securitization Program; (7) the sale or other disposition for consideration not to exceed $20.0 million of real property currently owned by the Issuer or the Issuer's Subsidiaries located in Belleville, New Jersey and Linden, New Jersey; (8) the sale or other disposition for consideration not to exceed $25.0 million of the capital stock or assets of a Foreign Subsidiary of the Issuer acquired from a fine chemicals research and development company; and
(9) a Restricted  Payment or Permitted  Investment  that is permitted by Section
4.07 hereof.

         "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13d-3 of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "BMCA" means Building Materials Corporation of America and any and all successors thereto.

         "BOARD OF DIRECTORS" means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

         "BUSINESS DAY" means any day other than a Legal Holiday.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASH EQUIVALENTS" means: (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition; (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better; (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper rated as least P-1 by Moody's Investors Services, Inc. or at least A-1 by Standard & Poor's Ratings Services and in each case maturing within six months after the date of acquisition; and
(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and the Issuer's Subsidiaries taken as a whole to any "person" (as that term is used in Section 13d-3 of the Exchange Act) other than Samuel J. Heyman or any Related Party; (2) the adoption of a plan relating to the Issuer's liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than Samuel J. Heyman and his Related Parties, becomes the Beneficial Owner of more of the Issuer's Voting Stock, measured by voting power rather than number of shares, than Mr. Heyman and his Related Parties; (4) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that Mr. Heyman and his Related Parties are the Beneficial Owners of less than 25% of the Issuer's Voting Stock, measured by voting power rather than number of shares, and any "person" (as defined above), other than Mr. Heyman and his Related Parties, Beneficially Owns more than one-half of the Issuer's Voting Stock, measured by voting power rather than number of shares, owned by Mr. Heyman and his Related Parties; (5) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that Mr. Heyman and his Related Parties are the Beneficial Owners of less than 10% of the Issuer's Voting Stock, measured by voting power rather than number of shares; or
(6) the first day on which a majority of the members of the Issuer's Board of Directors are not Continuing Directors.

         "CLEARSTREAM" means Clearstream Banking, S.A.

         "CLOSING DATE" means December 13, 2001.

         "COLLATERAL" means any assets of the Issuer defined as Collateral in the Pledge Agreement.

         "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; plus (4) provision for restructuring, staff reductions and impairment loss for the year ended December 31, 2000 of such Person and its Subsidiaries for such period to the extent that such provision was deducted in computing such Consolidated Net Income; minus (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of the Person; (2) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and (3) the cumulative effect of a change in accounting principles will be excluded.

          "CONSOLIDATED NET WORTH" means, with respect to any specified Person as of any date, the sum of: (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Issuer's Board of Directors who: (1) was a member of such Board of Directors on the Closing Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

         "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of June 27, 2001, as amended by Amendment No. 1 to Credit Agreement, dated as of July 24, 2001, by and among ISP Chemco Inc., ISP Chemicals Inc., ISP Technologies Inc. and ISP Minerals Inc., as borrowers, the guarantors signatory thereto and The Chase Manhattan Bank, as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EQUITY OFFERINGS" means (1) issuances and sales of the Issuer's Equity Interests (other than Disqualified Stock) and (2) contributions of equity to the Issuer.

         "ESCROW ACCOUNT" means an escrow account into which the Issuer shall be required to deposit a portion of the proceeds of the Initial Notes pursuant to the Escrow Agreement.

         "ESCROW AGREEMENT" means the Pledge and Escrow Agreement dated as of the date of this Indenture, by and between the Issuer and Wilmington Trust Company, as escrow agent, as such agreement may be amended, modified or supplemented from time to time.

         "EUROCLEAR"  means  Euroclear  Bank  S.A./N.V.,   as  operator  of  the
Euroclear system.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

         "EXISTING INDEBTEDNESS" means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Closing Date, until such amounts are repaid.

         "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of: (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, to the extent included in consolidated interest expense in accordance with GAAP, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus
(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in the Issuer's Equity Interests (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition,  for  purposes of  calculating  the Fixed Charge  Coverage
Ratio: (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

         "FOREIGN SUBSIDIARY" means any Subsidiary of the Issuer formed under the laws of any jurisdiction other than the United States or any political subdivision thereof and substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A1 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

         "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "HOLDER" means a Person in whose name a Note is registered.

         "IAI GLOBAL NOTE" means a global note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds (excluding appeal bonds), notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) in respect of banker's acceptances; (4) representing Capital Lease Obligations; (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "INITIAL NOTES" means the first $200,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "INTEREST PAYMENT DATE" shall have the meaning set forth on the face of the Notes.

         "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any of the Issuer's Subsidiaries sells or otherwise disposes of any Equity Interests of any of the Issuer's direct or indirect Subsidiaries such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Issuer or any of the Issuer's Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof.

         "ISP" means International Specialty Products Inc. and any and all successors thereto.

         "ISP CHEMCO" means ISP Chemco Inc. and any and all successors thereto.

         "ISP INVESTCO" means ISP Investco LLC and any and all successors thereto.

         "ISSUER" means International Specialty Holdings Inc. and any and all successors thereto.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or Wilmington, Delaware or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "MANAGEMENT AGREEMENT" means the Amended and Restated Management Agreement, dated as of January 1, 1999, among GAF Corporation, G-1 Holdings, G Industries Corp., Merick Inc., GAF Fiberglass Corporation, ISP, GAF Building Materials Corporation, GAF Broadcasting Company, Inc., BMCA and ISP Management Company, Inc., as assignee of ISP Chemco Inc. (f/k/a ISP Opco Holdings Inc.).

         "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; (3) any non-recurring gain or loss, together with any related provision for taxes on such non-recurring gain or loss, relating to the Restructuring; and (4) any one-time effect of the adoption of the Proposed Statement of Financial Accounting
Standards of the Financial Accounting Standards Board entitled BUSINESS COMBINATIONS AND INTANGIBLE ASSETS -- ACCOUNTING FOR GOODWILL.

         "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "NET TANGIBLE ASSETS" means, with respect to any Person as of any date of determination, (a) the amount of property, plant and equipment of such Person and its Restricted Subsidiaries, plus (b) the amount of current assets of such Person and its Restricted Subsidiaries, minus (c) the amount of current liabilities of such Person and its Restricted Subsidiaries, in each case as set forth on such Person's consolidated balance sheet prepared in accordance with GAAP as of such date of determination.

         "NON-RECOURSE DEBT" means Indebtedness: (1) as to which neither the Issuer nor any of the Issuer's Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Issuer or any of the Issuer's Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

         "NON-U.S. PERSON" means a Person who is not a U.S. Person.

         "NOTES" means the Initial Notes and the Additional Notes, which shall be treated as a single class for all purposes under this Indenture.

         "OBLIGATIONS"   means  any  principal,   interest,   penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFERING" means the offering of the Notes by the Issuer.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of
Section 13.05 hereof.

         "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

         "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "PERMITTED BUSINESS" means any business in which the Issuer and its Restricted Subsidiaries were engaged on the Closing Date, and any business reasonably related or complementary thereto, including without limitation, the Issuer's activities as a holding company.

         "PERMITTED INVESTMENTS" means: (1) any Investment in the Issuer or in any of its Restricted Subsidiaries; (2) any Investment in Cash Equivalents; (3) any Investment existing on the Closing Date; (4) any Investment by the Issuer or any of its Subsidiaries in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary of the Issuer; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer; (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof, other than securities, notes or other obligations that are deemed to be cash pursuant to clause (3)(b) of the first paragraph of Section 4.10 hereof unless actually converted into cash; (6) any acquisition of assets solely in exchange for the issuance of the Issuer's Equity Interests (other than Disqualified Stock); (7) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
(8) Hedging Obligations; and (9) other Investments in any Person (other than an Affiliate of the Issuer that is not also a Subsidiary of the Issuer) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the Closing Date, not to exceed the greater of (a) $35.0 million and (b) 5.0% of the Issuer's Net Tangible Assets as of the date on which any such Investment is made. For the avoidance of doubt, a loan to a Person that is not a Restricted Subsidiary of the Issuer shall not, except to the extent permitted by clause (9) above, be a Permitted Investment.

         "PERMITTED LIENS" means: (1) Liens on the Issuer's assets created by this Indenture and the Pledge Agreement securing the Notes and any Additional Notes issued in accordance with the terms of this Indenture; (2) Liens in favor of the Issuer; (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer; (4) Liens on property existing at the time of acquisition of the property by the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition; (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (6) Liens to secure Indebtedness permitted by clause (4) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness; (7) Liens existing on the Closing Date; (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (9) Liens on the Issuer's assets to secure Indebtedness permitted by clause (5) of the second paragraph of Section 4.09 hereof to the extent (and only to the extent) that the Indebtedness being refinanced thereby was secured by Liens on such assets; (10) Liens on cash and Cash Equivalents posted as margin pursuant to the requirements of any bona fide hedge agreement relating to interest rates, foreign exchange or commodities listed on public exchanges, but only to the extent such Liens are required from customers generally (regardless of creditworthiness) in accordance with customary market practice; and (11) Liens with respect to obligations that do not exceed $50.0 million at any one time outstanding.

         "PERMITTED REFINANCING INDEBTEDNESS" means any of the Issuer's Indebtedness or Indebtedness of any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);
(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such Indebtedness is incurred either by the Issuer or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "PLEDGE AGREEMENT" means the Pledge Agreement dated as of the date of this Indenture and substantially in the form attached as Exhibit E hereto, as such agreement may be amended, modified or supplemented from time to time.

          "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "QUALIFIED SECURITIZATION PROGRAM" means any financing transaction (a) provided by one or more persons, none of which is an Affiliate of the Issuer,
(b) in favor of an accounts receivable financing subsidiary, (c) secured by the grant by the accounts receivable financing subsidiary of a security interest in (or a sale of) only accounts receivable originated by the Issuer and its Restricted Subsidiaries in connection with the sale or lease of inventory or the rendering of services in the ordinary course of business and the proceeds thereof and (d) for which no recourse to the Issuer, its Restricted Subsidiaries or the accounts receivable financing subsidiary may be made other than (i) with respect to the Issuer or any of its Restricted Subsidiaries that sell accounts receivable to the accounts receivable financing subsidiary in connection with the transaction, and the accounts receivable financing subsidiary, (A) repurchases of accounts receivable that do not qualify for financing under the terms of the transaction, (B) the amount of any dilutions in respect of such accounts receivable and (C) customary indemnities for financing transactions of such type and (ii) solely with respect to the accounts receivable financing subsidiary, such accounts receivable and the proceeds thereof; provided, however, that, in any case, no recourse to the Issuer or its Restricted Subsidiaries or the accounts receivable financing subsidiary shall be permitted to be made for any credit-related default or loss with respect to any account receivable.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of December 13, 2001, by and among the Issuer and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "REGULATION S" means Regulation S promulgated under the Securities Act.

         "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "REGULATION S PERMANENT GLOBAL NOTE" means a permanent global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "RELATED  PARTY"  means,  with  respect  to Samuel J.  Heyman:  (1) any immediate family member of Mr. Heyman; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Mr. Heyman and immediate family members of Mr. Heyman.

         "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

         "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

         "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "RESTRUCTURING" means the internal restructuring of ISP, completed in June 2001, that separated ISP's investment assets from its specialty chemicals business.

         "RULE 144" means Rule 144 promulgated under the Securities Act.

         "RULE 144A" means Rule 144A promulgated under the Securities Act.

         "RULE 903" means Rule 903 promulgated under the Securities Act.

         "RULE 904" means Rule 904 promulgated the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "SECURED PARTY" shall have the meaning given to such term in the Pledge Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "SUBSIDIARY" means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "TAX SHARING AGREEMENTS" means the Tax Sharing Agreement made as of January 1, 2001 by and among the Issuer, ISP and ISP Chemco Inc. and the Tax Sharing Agreement made as of January 1, 2001 by and between the Issuer and ISP.

         "THRESHOLD AMOUNT" means, with respect to any fiscal year of the Issuer commencing with the fiscal year in which the Notes are issued, the sum of (A) $15.0 million plus (B) with respect to each fiscal year commencing with the year ending December 31, 2002, any Threshold Amount attributable to any prior fiscal year that has not been applied to reduce the amount of Asset Sale Proceeds that constitute Excess Proceeds pursuant to Section 4.10; provided, however, that at such time as the Threshold Amount has been applied to reduce the amount of Asset Sale Proceeds that constitute Excess Proceeds by $75.0 million, the Threshold Amount shall thereafter be zero.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss. ss. 77aaa-77bbbb) as in effect on the date ON which this Indenture is qualified under the TIA.

         "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UNRESTRICTED GLOBAL NOTE" means a permanent global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "UNRESTRICTED SUBSIDIARY" means (A) ISP Investco LLC and its Subsidiaries; (B) all of the Issuer's Subsidiaries that have been designated as of the Closing Date as "unrestricted subsidiaries" under the 2011 Note Indenture and (C) any other Subsidiary of the Issuer that is designated by the Issuer's Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; (3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries; and (5) has at least one director on its Board of Directors that is not a director of the Issuer's or any of its Restricted Subsidiaries.

         Any  designation  of a  Subsidiary  of the  Issuer  as an  Unrestricted
Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted
Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuer will be in default of such covenant. The Issuer's Board of Directors may at any time designate any Unrestricted Subsidiary to be a

Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "U.S. PERSON" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

         "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY "of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                     Defined in
        Term                                                           Section
        ----                                                           -------
        "AFFILIATE TRANSACTION"..................................       4.11
        "ASSET SALE OFFER".......................................       3.09
        "AUTHENTICATION ORDER"...................................       2.02
        "CHANGE OF CONTROL OFFER"................................       4.15
        "CHANGE OF CONTROL PAYMENT"..............................       4.15
        "CHANGE OF CONTROL PAYMENT DATE".........................       4.15
        "COVENANT DEFEASANCE"....................................       8.03
        "DTC"....................................................       2.03
        "EVENT OF DEFAULT".......................................       6.01
        "EXCESS PROCEEDS"........................................       4.10
        "INCUR"..................................................       4.09
        "LEGAL DEFEASANCE".......................................       8.02
        "OFFER AMOUNT"...........................................       3.09
        "OFFER PERIOD"...........................................       3.09
        "PAYING AGENT"...........................................       2.03
        "PAYMENT DEFAULT.........................................       6.01
        "PERMITTED DEBT".........................................       4.09
        "PURCHASE DATE"..........................................       3.09
        "REGISTRAR"..............................................       2.03
        "RESTRICTED PAYMENTS"....................................       4.07

SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes;

         "INDENTURE SECURITY HOLDER" means a Holder of a Note;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

         "OBLIGOR" on the Notes means the Issuer and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e) provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                   THE NOTES

SECTION 2.01.  FORM AND DATING.

         (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 or A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)(hereof), and (ii) an Officers' Certificate from the Issuer. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         (d) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

         One Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuer signed by one Officer of the Issuer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue.

         The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

         The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to such Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If thE Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days, or such shorter time as the Trustee will allow, before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary or (ii) the Issuer in their sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; PROVIDED that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or
2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

              (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

              (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL  INTERESTS IN
         GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or
          (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

              (iii) TRANSFER OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                    (A) if the  transferee  will take  delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if the  transferee  will take  delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                    (C) if the  transferee  will take  delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

              (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                    (A) such  exchange or  transfer is effected  pursuant to the
              Exchange  Offer  in  accordance  with  the   Registration   Rights
              Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer,

              (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                    (B)  such  transfer  is  effected   pursuant  to  the  Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                        (1) if the  holder  of  such  beneficial  interest  in a
                    Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the  holder  of  such  beneficial  interest  in a
                    Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

              and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

             (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                    (B) if such  beneficial  interest is being  transferred to a
              QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such  beneficial  interest is being  transferred to a
              Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such beneficial  interest is being  transferred to an
              Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such beneficial  interest is being transferred to the
              Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
              (3)(b) thereof; or

                    (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

              (ii) BENEFICIAL INTERESTS IN REGULATION S TEMPORARY GLOBAL NOTE TO DEFINITIVE NOTES. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to
         (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

              (iii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                    (A) such  exchange or  transfer is effected  pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
              (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                    (B)  such  transfer  is  effected   pursuant  to  the  Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                        (1) if the  holder  of  such  beneficial  interest  in a
                    Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (2) if the  holder  of  such  beneficial  interest  in a
                    Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
                    (4) thereof;

              and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (iv) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail or deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive

         Note  issued in exchange  for a  beneficial  interest  pursuant to this
         Section 2.06(c)(iv) shall not bear the Private Placement Legend.

         (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

              (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                    (B) if such Restricted  Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such Restricted  Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such Restricted  Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such Restricted  Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such Restricted  Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such Restricted  Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

         the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

              (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an

         Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such  exchange or  transfer is effected  pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or
              (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                    (B)  such  transfer  is  effected   pursuant  to  the  Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                        (1) if the Holder of such  Definitive  Notes proposes to
                    exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such  Definitive  Notes proposes to
                    transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

              and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

              (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

              If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted

         Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

              (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                    (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if the  transfer  will be made  pursuant  to Rule 903 or
              Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                    (C) if the  transfer  will be  made  pursuant  to any  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

              (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                    (A) such  exchange or  transfer is effected  pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or
              (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                    (B) any such  transfer  is  effected  pursuant  to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                    (C)  any  such  transfer  is  effected  by  a  Broker-Dealer
              pursuant  to  the  Exchange   Offer   Registration   Statement  in
              accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                        (1) if the Holder of such  Restricted  Definitive  Notes
                    proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                    (1)(d) thereof; or

                        (2) if the Holder of such  Restricted  Definitive  Notes
                    proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an
         Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.
Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail or deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g)  LEGENDS.  The  following  legends  shall appear on the face of all
Global  Notes  and  Definitive   Notes  issued  under  this   Indenture   unless
specifically stated otherwise in the applicable provisions of this Indenture.

              (i) PRIVATE PLACEMENT LEGEND.

                    (A) Except as  permitted  by  subparagraph  (B) below,  each
              Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE
ABSENCE  OF  SUCH  REGISTRATION  OR  AN  APPLICABLE

EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501
(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE REGISTRAR A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE REGISTRAR) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                    (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv),
              (c)(iii),  (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to
              this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

              (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.05 OF THE INDENTURE,
(II) THIS  GLOBAL  NOTE MAY BE  EXCHANGED  IN WHOLE BUT NOT IN PART  PURSUANT TO
SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY

THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

              (iii) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

              (i) To permit registrations of transfers and exchanges, the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Global
         Notes and Definitive Notes upon the Issuer's order or at the Registrar's request.

              (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

              (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

              (iv) Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

              (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

              (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

              (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

              (viii) The Trustee is hereby authorized to enter into a letter of representation with the Depository in the form provided by the Issuer and to act in accordance with such letter.

SECTION 2.07.  REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee or the Issuer, and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal  amount of any Note is  considered  paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

         Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

         If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.   CUSIP NUMBERS.

         The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by an defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 2.14.   RECORD DATE.

         The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316(c).

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

         If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuer defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; PROVIDED, HOWEVER, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

         One Business Day prior to the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed.

         If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

         (a) Except as set forth in clause (b) of this Section 3.07, the Issuer shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to December 15, 2005. Thereafter, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

        YEAR                                                       PERCENTAGE
        ----                                                       ----------
        2005..................................................      105.313%
        2006..................................................      103.542%
        2007..................................................      101.771%
        2008 and thereafter...................................      100.000%

         (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to December 15, 2004, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes originally issued under this Indenture at a redemption price of 110.625% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that: (1) at least 65% of the aggregate principal amount of notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Issuer and Affiliates of the Issuer); and (2) notice of the redemption is given within 30 days of the date of the closing of such Equity Offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

         The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the

"OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made  pursuant  to this  Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                   COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

         The Issuer shall pay or cause to be paid the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuer or any of its Subsidiaries holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuer shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

         The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

SECTION 4.03. REPORTS.

         (a) Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer shall furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations: (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports. The quarterly and annual financial information required by the preceding sentence shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and the Issuer's Restricted Subsidiaries separate from the financial condition and results of operations of the Issuer's Unrestricted Subsidiaries. In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the SEC, the Issuer shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (b) For so long as the Issuer is a subsidiary of ISP, if permitted by applicable law, the foregoing requirements shall be deemed to be satisfied if ISP delivers the reports and other information required thereby.

SECTION 4.04. COMPLIANCE CERTIFICATE.

         (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuer's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

         The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

         The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of any of the Issuer's Equity Interests or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of any of the Issuer's Equity Interests or any of the Issuer's Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in the Issuer's Equity Interests (other than Disqualified Stock) or dividends or distributions payable to the Issuer or one of its Restricted Subsidiaries); (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any of the Issuer's Equity Interests or any Equity Interests of the Issuer's direct or indirect parent; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof; or (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment: (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and (b) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (7) of the next succeeding paragraph), is less than the sum, without duplication, of:

         (i) 50% of the Issuer's Consolidated Net Income for the period (taken as one accounting period) beginning January 1, 2002 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

         (ii) 100% of the aggregate proceeds received by the Issuer since the Closing Date as a contribution to common equity capital or from the issue or sale of the Issuer's Equity Interests (other than Disqualified Stock) or from the issue or sale of the Issuer's convertible or exchangeable Disqualified Stock or the Issuer's convertible or exchangeable debt securities that have, in either case, been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to one of the Issuer's Subsidiaries), plus

         (iii) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

         (iv)  $50.0 million.

         So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement, defeasance or other acquisition of any of the Issuer's subordinated Indebtedness or of any of its Equity Interests, or any dividend or other distribution in respect thereof, in exchange for Equity Interests (other than Disqualified Stock) of, or in an amount equal to the net cash proceeds of a sale (other than to one of the Issuer's Restricted Subsidiaries) of the Issuer's Equity Interests (other than Disqualified Stock) or a capital contribution to the equity of the Issuer in the 30-day period prior thereto; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (4)(c)(ii) of the preceding paragraph; (3) the defeasance, redemption, repurchase or other acquisition or retirement of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(4) the payment of any dividend by any of the Issuer's Restricted Subsidiaries to the holders of its Equity Interests on a pro rata basis; (5) the repurchase, redemption or other acquisition or retirement for value of any of the Issuer's Equity Interests or any Equity Interests of any of the Issuer's Restricted Subsidiaries or any direct or indirect parent company of the Issuer held by any member of the Issuer's management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any twelve-month period; (6) any Restricted Payment for the purpose of defeasing, redeeming, repurchasing or otherwise acquiring or retiring the 2003 Notes and any Restricted Payment as contemplated to be made to ISP with the proceeds of the issuance of the Initial Notes; and (7) payments required by the Tax Sharing Agreements as in effect on the Closing Date, and amendments thereto that do not adversely affect in any material respect the Issuer, the Issuer's Restricted Subsidiaries or the Holders.

         The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.07 will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

              (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of the Issuer's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

              (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

              (3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                    (i) agreements governing Existing Indebtedness and the Credit Agreement, in each case as in effect on the Closing Date; and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Closing Date;

                    (ii) this Indenture, the Notes and the Exchange Notes;

                    (iii) applicable law;

                    (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any other Person, or the properties or assets of any other Person; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                    (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                    (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

                    (vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                    (viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                    (ix) Liens otherwise  permitted to be incurred under Section
         4.12 hereof that limit the right of the Issuer to dispose of the assets subject to such Liens;

                    (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

                    (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                    (xii)  any  agreement  governing   Indebtedness  of  Foreign
         Subsidiaries permitted under Section 4.09 hereof; and

                    (xiii) any agreement governing Indebtedness incurred after the Closing Date permitted under Section 4.09 hereof; provided that the restrictions contained therein are, in the good faith judgment of the Board of Directors, not materially less favorable, taken as a whole, to the Holders than those contained in agreements governing Existing Indebtedness.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock, unless the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 1.75 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following Indebtedness (collectively, "Permitted Debt"):

         (1) the incurrence of Indebtedness (a) under the Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) or (b) pursuant to a Qualified Securitization Program; provided that the aggregate amount of all Indebtedness incurred pursuant to this clause (1), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (1), does not exceed at any one time outstanding an amount equal to $550.0 million, less the aggregate amount applied by the Issuer and its Restricted Subsidiaries to repay Indebtedness under the Credit Agreement or a Qualified Securitization Program pursuant to Section 4.10 hereof;

         (2) the incurrence of Existing Indebtedness;

         (3) the incurrence of Indebtedness represented by the Notes to be issued on the Closing Date and the Exchange Notes to be issued in respect thereof pursuant to the Registration Rights Agreement;

         (4) the incurrence of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the Issuer's business or the business of its Restricted Subsidiaries, in an aggregate amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of
(a) $35.0 million and (b) 10.0% of the Issuer's Net Tangible Assets as of the date on which any such Indebtedness is incurred;

         (5) the incurrence of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses
(1), (2), (3), (4), (5), (11), (12) or (14) of this paragraph;

         (6) the incurrence of Indebtedness among the Issuer and any of its Restricted Subsidiaries, or among any of its Restricted Subsidiaries; provided, however, that: (a) if the Issuer is an obligor with respect to such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or one of its Restricted Subsidiaries, and any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or one of its Restricted Subsidiaries, shall, in each case, be deemed to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

         (7) the incurrence of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

         (8) the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness that was permitted to be incurred by another provision of this
Section 4.09;

         (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

         (10)  the   incurrence  by  the  Issuer's   Foreign   Subsidiaries   of
Indebtedness in an aggregate amount at any time outstanding not to exceed $35.0 million;

         (11) the incurrence by Persons that become Restricted Subsidiaries of Acquired Debt in an aggregate principal amount at the date of such incurrence not to exceed $50.0 million; provided that (a) such Acquired Debt is not incurred in connection with, or in contemplation of, such Person merging with or into the Issuer or any of its other Restricted Subsidiaries and (b) liability for such Acquired Debt shall not extend to the Issuer or any of its other Restricted Subsidiaries, or any of their assets;

         (12) incurrence by the Issuer in respect of industrial revenue bonds or other similar tax advantageous financings in an aggregate amount at any one time outstanding not to exceed $50.0 million; provided that no more than $25.0 million of such Indebtedness shall relate to assets or properties owned by the Issuer or any of its Restricted Subsidiaries on the Closing Date;

         (13) the incurrence of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring such business, asset or Subsidiary; provided, however, that the maximum amount of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer or its Restricted Subsidiaries in connection with such disposition;

         (14) the incurrence of Indebtedness permitted to be incurred by the Issuer's Subsidiaries in the 2011 Note Indenture as such agreement is in effect on the Closing Date at a time when the fixed charge coverage ratio specified therein had been met or exceeded; and

         (15)  the  incurrence  of  additional   Indebtedness  in  an  aggregate
principal amount (or accreted value, as applicable) at any time outstanding not to exceed $50.0 million.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09.

SECTION 4.10. ASSET SALES.

         The  Issuer  shall  not,  and shall not  permit  any of its  Restricted
Subsidiaries to, consummate an Asset Sale unless: (i) the Issuer or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; (ii) the fair market value is determined by the Issuer's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and (iii) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash: (a) any liabilities, as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets; (b) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted or convertible by the Issuer or such Restricted Subsidiary into cash, to the extent of the cash received or that would be received in that conversion; and (c) long-term assets that are used or useful in a Permitted Business.

         Within 18 months after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply those Net Proceeds, at the Issuer's option: (1) to repay the Issuer's Indebtedness and Indebtedness or any of its Restricted
Subsidiaries of any of its Restricted Subsidiaries and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; PROVIDED, HOWEVER, that if and to the extent that one of the Issuer's Restricted Subsidiaries makes an offer to purchase or otherwise redeem outstanding Indebtedness pursuant to an agreement governing such Indebtedness that requires that such offer be made with such Net Proceeds, then such Restricted Subsidiary will be deemed for purposes of this provision to have purchased or otherwise redeemed such outstanding Indebtedness, whether or not such offer is accepted by the holders of such Indebtedness; (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business; (3) to make a capital expenditure in a Permitted Business; or (4) to acquire other long-term assets that are used or useful in a Permitted Business.

         Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs will constitute "Asset Sale Proceeds." When the aggregate amount of Asset Sale Proceeds exceeds the Threshold Amount, the Issuer shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the excess of such Asset Sale Proceeds over the Threshold Amount (such excess being referred to herein as the "EXCESS PROCEEDS"); PROVIDED, HOWEVER, that (i) the Issuer shall not be obligated to make an Asset Sale Offer until the aggregate amount of Excess Proceeds exceeds $5.0 million and (ii) Net Proceeds received by a Restricted Subsidiary that is subject to a contractual restriction on its ability to dividend such Net Proceeds to the Issuer shall not constitute Excess Proceeds for so long as such restriction would either prohibit such dividend or reduce the amount of other dividends payable to the Issuer. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, we may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the aggregate amount of Asset Sale Proceeds will be reduced by the amount of Excess Proceeds relating to such Asset Sale Offer.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

         The  Issuer  shall  not,  and shall not  permit  any of its  Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless: (1) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person; and (2) the Issuer delivers to the Trustee: (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors who have no personal stake in the transaction and who are not Affiliates of any party (other than the Issuer and its Restricted Subsidiaries) to the transaction ("disinterested members"); provided that if there are no disinterested members of the Board of Directors, the Issuer shall deliver to the Trustee an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:
(1) any transaction with the Issuer's employees or employees of any of its Restricted Subsidiaries, including entering into compensation plans, entered into in the ordinary course of business and consistent with the Issuer's past practice or the past practice of such Restricted Subsidiary; (2) transactions between or among the Issuer and its Restricted Subsidiaries; (3) transactions with a Person that is an Affiliate of the Issuer solely because the Issuer owns an Equity Interest in, or control, such Person; (4) payment of reasonable compensation (including stock and option compensation) and expense reimbursements to members of the Board of Directors who are not otherwise Affiliates of the Issuer; (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Issuer; (6) sales of inventory to BMCA and its Subsidiaries in the ordinary course of business; (7) transactions pursuant to the Management Agreement as in effect on the Closing Date, and amendments thereto that do not adversely affect in any material respect the Issuer, its Restricted Subsidiaries or the Holders; (8) any sale, conveyance or other transfer of accounts receivable and other related assets customarily transferred in an accounts receivable securitization program in a Qualified Securitization Program; and (9) Restricted Payments that are permitted by the provisions of this Indenture described above under Section 4.07 hereof.

SECTION 4.12. LIENS.

         The Issuer shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing its Indebtedness, its Attributable Debt or its trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless the Notes are secured by a Lien on such assets on an equal and ratable basis.

SECTION 4.13. BUSINESS ACTIVITIES.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and the Issuer's Restricted Subsidiaries taken as a whole.

SECTION 4.14. CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; PROVIDED, HOWEVER, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and the Issuer may convert or cause its Subsidiaries to convert (either by statute, merger or similar means) from a corporation to a limited liability company, or vice versa, in each case if the loss or conversion thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Issuer shall make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes (other than Notes previously called for redemption) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, on the Notes repurchased, to the date of purchase ( the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 business days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

         (b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

         (c) Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Issuer shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15. The Issuer shall publicly announce the result of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (d) Notwithstanding anything to the contrary in this Section 4.15, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16. PAYMENTS FOR CONSENT.

         The  Issuer  shall  not,  and shall not  permit  any of its  Restricted
Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value at the time of the designation of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.07 or Permitted Investments, as determined by the Issuer. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

SECTION 4.18. CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT GRADE.

         Following the first date upon which, but only for so long as (1) the Notes are rated Baa3 or better by Moody's Investors Services, Inc. and BBB- or better by Standard & Poor's Ratings Services (or, in either case, if such Person ceases to rate the Notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1 (c) (2) (vi)
(F) under the Exchange Act) selected by the Issuer as a replacement agency); (2) neither Moody's Investors Services, Inc. nor Standard & Poor's Ratings Services has attached any "negative outlook" to such rating of the Notes; and (3) no Default or Event of Default has occurred and is continuing, the covenants listed under Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13 and 4.17 shall no longer be applicable to the Notes, all Unrestricted Subsidiaries shall become Restricted Subsidiaries, and any then-existing Indebtedness of Unrestricted Subsidiaries shall constitute Existing Indebtedness.

SECTION 4.19. ESCROW ACCOUNT.

         On the Closing Date, the Issuer shall place a portion of the net proceeds of the offering of the Initial Notes into the Escrow Account and pledge such account to the Trustee as security for the benefit of the Holders in accordance with the Escrow Agreement. Pursuant to the terms of the Escrow Account, the assets in the Escrow Account shall only be used to redeem or otherwise retire the outstanding 2003 Notes. Pending such use, the assets in the Escrow Account may only be invested in The Wilmington U.S. Government Portfolio/ Service Class Shares or, if such fund is no longer in existence, Cash Equivalents and Government Securities, and the Issuer shall grant a security interest in the Escrow Account to the Trustee for the benefit of the Holders. Following retirement of the 2003 Notes, any remaining assets in the Escrow Account shall be released to the Issuer.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Issuer shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless: (1) either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia; (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made (if other than the Issuer) assumes all the Issuer's Obligations under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; (3) immediately after such transaction no Default or Event of Default exists; and (4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made: (a) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Issuer's Consolidated Net Worth immediately preceding the transaction; and (b) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof. In addition, the Issuer shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries and shall not apply to a sale, assignment, transfer, conveyance or other disposition of all or any portion of the assets of Unrestricted Subsidiaries.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the such predecessor Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Issuer" or an "Issuer" shall refer instead to the successor corporation and not to such predecessor Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; PROVIDED, HOWEVER, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the predecessor Issuer's assets that meets the requirements of Section 5.01 hereof.




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                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

         (a) the Issuer defaults for 30 days in the payment when due of interest on or Liquidated Damages with respect to the Notes;

         (b) the Issuer defaults in the payment when due of the principal of or premium, if any, on the Notes;

         (c) the Issuer fails to comply with the provisions described under Sections 4.10, 4.15 or 5.01 hereof unless such provisions are not at the time applicable as set forth under Section 4.18 hereof;

         (d) the Issuer fails to comply with the provisions described under Sections 4.07 or 4.09 hereof, unless such provisions are not at the time applicable as set forth under Section 4.18 hereof, and such failure continues for 30 days;

         (e) the Issuer fails for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Pledge Agreement (except as provided in (k) below);

         (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

              (i) is caused by a failure to pay principal of or interest or premium, if any, on such Indebtedness (after giving effect to any applicable grace period provided in such Indebtedness on the date of such default) (a "Payment Default"); or

              (ii) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

         (g) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed within 60 days;

         (h) the Issuer shall fail to place the amount contemplated in the Escrow Agreement into the Escrow Account on the Closing Date; or ISP shall fail to retire the 2003 Notes on or prior to maturity;

         (i) the Issuer or any of its Restricted Subsidiaries:

             (1) commences a voluntary case;

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


              (2) consents to the entry of an order for relief against it in an involuntary case;

              (3) consents to the appointment of a custodian of it or for all or substantially all of its property;

              (4) makes a general  assignment  for the benefit of its creditors;
              or

              (5) generally is not paying its debts as they become due; or

         (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (1) is for relief against the Issuer or any of its Restricted Subsidiaries in an involuntary case;

              (2) appoints a custodian of the Issuer or any of its Restricted Subsidiaries or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries; or

              (3) orders the liquidation of the Issuer or any of its Restricted Subsidiaries;

         and the order or decree remains unstayed and in effect for 60 consecutive days;

         (k) (i) the repudiation by the Issuer of its obligations under the Pledge Agreement or (ii) the validity, priority or perfection of the lien created by the Pledge Agreement fails to be in full force in effect (whether through the unenforceability of the Pledge Agreement or otherwise).

SECTION 6.02. ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs on or after December 15, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to December 15, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the

Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on December 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

        YEAR                                                      PERCENTAGE
        ----                                                      ----------
        2002....................................................    10.626%
        2003....................................................     8.855%
        2004....................................................     7.084%

SECTION 6.03. OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

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


         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), their creditors or their properties and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or

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


composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

              FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

              THIRD: to the Issuer or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense, including reasonable attorneys' fees that might be incurred by it in compliance with such request or direction.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

         The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuer shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld, delayed or conditioned.

         The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

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         (c) a custodian  or public  officer  takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A  successor  Trustee  shall  deliver  a  written   acceptance  of  its
appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This   Indenture   shall  always  have  a  Trustee  who  satisfies  the
requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

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                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Issuer's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

         Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof and clause (iv) of
Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.

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SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The  following  shall be the  conditions to the  application  of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence);

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

         (f) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

         (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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SECTION 8.05. DEPOSITED  MONEY  AND  GOVERNMENT SECURITIES TO  BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO ISSUER.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.07. REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture, the Notes or the Pledge Agreement without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Issuer's Obligations to the Holders of Notes by a successor to the Issuer pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of Notes (including the provision of any Liens for the benefit of Holders as contemplated by Section 4.12 hereof) or that does not adversely affect the legal rights under this Indenture of any such Holder;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

         (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture.

         Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02  hereof,  the Trustee  shall join with the Issuer in the  execution  of any amended or supplemental indenture or amendment to the Pledge Agreement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.15 hereof), the Notes and the Pledge Agreement with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Pledge Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

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


         Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or amendment to the Pledge Agreement, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture or amendment to the Pledge Agreement unless such amended or supplemental indenture or amendment to the Pledge Agreement directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or amendment to the Pledge Agreement.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture, amendment to the Pledge Agreement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes or amendment to the Pledge Agreement. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 4.10 and 4.15 hereof;

         (c) reduce the rate of or change the time for payment of interest on any Note;

         (d) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

         (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 or 4.15 hereof); or

         (h) make any change in Sections 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

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


SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental indenture or amendment to the Pledge Agreement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental indenture or amendment to the Pledge Agreement until the Board of Directors approves it. In executing any amended or supplemental indenture or amendment to the Pledge Agreement, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment to the Pledge Agreement is authorized or permitted by this Indenture and that such amendment or supplement is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                                  ARTICLE 10.
                             COLLATERAL AND SECURITY

SECTION 10.01. PLEDGE AGREEMENT.

         The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuer to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Pledge Agreement which the Issuer has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit E hereto. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder as a Secured Party in accordance therewith. The Issuer will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer will take, and will cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of the Issuer hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee, as Secured Party, for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

SECTION 10.02. RECORDING AND OPINIONS.

         (a) The Issuer will furnish to the Trustee on December 15 in each year beginning with December 15, 2002, an Opinion of Counsel, dated as of such date, either:

              (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreement and reciting with respect to the security interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Pledge Agreement with respect to the security interest in the Collateral; or

              (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

         (b) The Issuer will otherwise comply with the provisions of TIA ss.314(b).

SECTION 10.03. RELEASE OF COLLATERAL.

         (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Pledge Agreement at any time or from time to time in accordance with the provisions of the Pledge Agreement or as provided hereby. In addition, upon the request of the Issuer pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Issuer) the Trustee will release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; PROVIDED, that if such sale, conveyance or disposition constitutes an Asset Sale, the Issuer will apply the Net Proceeds in accordance with Section 4.10 hereof. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Pledge Agreement.

         (b) No Collateral may be released from the Lien and security interest created by the Pledge Agreement pursuant to the provisions of the Pledge Agreement unless the certificate required by this Section 10.03 has been delivered to the Trustee.

         (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Pledge Agreement will be effective as against the Holders of Notes.

         (d) The release of any Collateral from the terms of this Indenture and the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Pledge Agreement and hereof. To the extent applicable, the Issuer will cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release OF property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by aN Officer of the Issuer except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by aN independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 10.04. CERTIFICATES OF THE ISSUER.

         The Issuer will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Pledge Agreement:

              (i) all documents required by TIAss.314(d); and

              (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Issuer, to the effect that such accompanying documents constitute all documents required by TIA ss.314(d).

         The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.05. CERTIFICATES OF THE TRUSTEE.

         In the event that the Issuer wishes to release Collateral in accordance with the Pledge Agreement and has delivered the certificates and documents required by the Pledge Agreement and Sections 10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release.

SECTION 10.06.  AUTHORIZATION  OF  ACTIONS  TO BE TAKEN BY THE TRUSTEE UNDER THE
               PLEDGE AGREEMENT.

         Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, take, on behalf of the Holders of Notes, all actions it deems necessary or appropriate in order to:

              (iii) enforce any of the terms of the Pledge Agreement; and

              (iv) collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder.

         The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

SECTION 10.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT.

         The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

SECTION 10.08. TERMINATION OF SECURITY INTEREST.

         Upon the payment in full of all Obligations of the Issuer under this Indenture and the Notes, or upon Legal Defeasance, the Trustee will, at the request of the Issuer, release the Liens pursuant to this Indenture and the Pledge Agreement.

                                  ARTICLE 11.
                           satisfaction and discharge

SECTION 11.01.  SATISFACTION AND DISCHARGE.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)      either:

         (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

(3) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 11.02 and Section 8.06 shall survive.

SECTION 11.02.  APPLICATION OF TRUST MONEY.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; PROVIDED that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12.
                                  MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 12.02. NOTICES.

         Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Issuer:

         International Specialty Holdings Inc.
         c/o ISP Management Company, Inc.
         1361 Alps Road
         Wayne, New Jersey  07470
         Telecopier No.:  (973) 628-3229
         Attention:  General Counsel

         With a copy to:
         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York 10153
         Telecopier No.:  (212) 310-8007
         Attention:  Michael E. Lubowitz

         If to the Trustee:

         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware  19890
         Telecopier No.:  (302) 651-8882
         Attention:  Corporate Trust Division/ISP

         With a copy to:
         Winston & Strawn
         200 Park Avenue
         New York, New York  10166
         Telecopier No.:  (212) 294-4700
         Attention:  Jeffrey H. Elkin

         The Issuer or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed (except that notices and communications to the Trustee shall be effective only upon receipt); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or anY defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights undeR this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

         (a)  an  Officers'   Certificate  in  form  and  substance   reasonably
satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (c) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (d) a brief  statement as to the nature and scope of the examination or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

         (e) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (f) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No past, present or future director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08.  GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.  SUCCESSORS.

         All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.  SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.  COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following pages]

                                   SIGNATURES

Dated as of December 13, 2001
                               ISSUER:

                               INTERNATIONAL SPECIALTY HOLDINGS INC.


                               By: /s/ Andrew J. Diamond
                                   ---------------------------------------------
                                   Name: Andrew J. Diamond
                                   Title: Vice President and Assistant Treasurer

                                    TRUSTEE:

                                    WILMINGTON TRUST COMPANY

                                    By: /s/ James D. Nesci
                                        ----------------------------------------
                                        Name: James D. Nesci
                                        Title: Authorized Signer

                                                                      EXHIBIT A1

                                 [Face of Note]
--------------------------------------------------------------------------------
                                                         CUSIP/CINS ____________

        10 5/8% [Series A] [Series B] Senior Subordinated Notes due 2011

No. ___                                                            $____________

                      INTERNATIONAL SPECIALTY HOLDINGS INC.

promises to pay to
                   -------------------------------------------------------------

or registered assigns,
the principal sum of
                     -----------------------------------------------------------

Dollars on December 15, 2009.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:  _______________, ____

                                           INTERNATIONAL SPECIALTY HOLDINGS INC.


                                           By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY,
  as Trustee


By:
   ---------------------------------------
            Authorized Signatory


--------------------------------------------------------------------------------



                                      A1-1

                                                                      EXHIBIT A1

                                 [Back of Note]
           10 5/8% [Series A] [Series B] Senior Secured Notes due 2009

         [INSERT  THE  GLOBAL  NOTE  LEGEND,  IF  APPLICABLE   PURSUANT  TO  THE
PROVISIONS OF THE INDENTURE]

         [INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. International Specialty Holdings Inc., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at 10 5/8% per annum until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuer shall pay interest and Liquidated Damages semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be the first of June 15 and December 15 to occur after the date of issuance, unless such June 15 and December 15 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of June 15 and December 15 to occur after the date of issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of December 13, 2001 (as amended from time to time, the "Indenture") between the Issuer and the Trustee. The terms of the

                                      A1-1

Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders ARE referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer unlimited in aggregate principal amount.

         5. OPTIONAL REDEMPTION.

         (a) Except as set forth in clause (b) of this Paragraph 5, the Issuer shall not have the option to redeem the Notes pursuant to this Paragraph 5 prior to December 15, 2005. Thereafter, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

        YEAR                                                    PERCENTAGE
        ----                                                    ----------
        2005.................................................    105.313%
        2006.................................................    103.542%
        2007.................................................    101.771%
        2008 and thereafter..................................    100.000%

         (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, at any time prior to December 15, 2004, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes originally issued under the Indenture at a redemption price of 110.625% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that (1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Issuer and its Affiliates); and (2) notice of the redemption is given within 30 days of the date of the closing of such Equity Offering.

         6. MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. REPURCHASE AT OPTION HOLDER.

         (a) Upon the occurrence of a Change of Control, the Issuer shall be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes (other than Notes previously called for redemption) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, on the Notes repurchased to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) Any net proceeds from Asset Sales that are not applied as provided in the Indenture will constitute "Asset Sales Proceeds." When the aggregate amount of Asset Sale Proceeds exceeds the Threshold Amount, the Issuer will make an Asset Sale Offer to all Holders of Notes and all holders of



                                      A1-2
other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the excess of such Asset Sale Proceeds over the Threshold Amount (such excess being referred to herein as the "EXCESS PROCEEDS"); PROVIDED, HOWEVER, that (i) the Issuer will not be obligated to make an Asset Sale Offer until the aggregate amount of Excess Proceeds exceeds $5.0 million and (ii) Net Proceeds received by a Restricted Subsidiary that is subject to a contractual restriction on its ability to dividend such Net Proceeds to the Issuer will not constitute Excess Proceeds for so long as such restriction would either prohibit such dividend or reduce the amount of other dividends payable to the Issuer. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture and will be payable in cash. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Liquidated Damages, if any ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of a selection of Notes to be redeemed and ending at the close of business on the day of selection or during the period between a record date and the next succeeding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Pledge Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Pledge Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Pledge Agreement or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to


                                      A1-3

Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes;
(ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Issuer to comply with Section 4.10, 4.15 or 5.01 of the Indenture (unless such provisions are not at the time applicable pursuant to
Section 4.18 of the Indenture); (iv) failure for 30 days by the Issuer to comply with Section 4.07 or 4.09 of the Indenture (unless such provisions are not at the time applicable pursuant to Section 4.18 of the Indenture); (v) failure by the Issuer for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Pledge Agreement (expect as provided in (x) below); (vi) default under certain other agreements relating to Indebtedness of the Issuer which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) the Issuer shall fail to place the amount contemplated in the Escrow Agreement into the Escrow Account on December 13, 2001; or ISP shall fail to retire the 2003 Notes on or prior to maturity (ix) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries; and (x) (a) the repudiation by the Issuer of its obligations under the Pledge Agreement or (b) the unenforceability of the Pledge Agreement with respect to the validity, priority or perfection of the lien created thereby (whether through the unenforceability of the Pledge Agreement or otherwise). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and may otherwise deal with the Issuer or their Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                                      A1-4

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of December 13, 2001, between the Issuer and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among the Issuer and the other parties thereto, relating to rights given by the Issuer to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

International Specialty Holdings Inc.
c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey 07470
Attention:  General Counsel











                                      A1-5

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               ---------------------------------
                                                 (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  _______________

                  Your Signature:
                                   ---------------------------------------------
                  (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).





                                      A1-6

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                        Section 4.10           Section 4.15

         If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                                 $
                                                  ---------------

Date:  _______________

                  Your Signature:
                                   ---------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

                  Tax Identification No.:
                                           -------------------------------------

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).






                                      A1-7

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                      Principal Amount of
                       Amount of decrease                              this Global Note         Signature of
                       in Principal Amount   Amount of increase in      following such       authorized officer
                               of             Principal Amount of          decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or Increase)            Custodian
----------------        ----------------        ----------------         -------------            ---------
































* THIS SCHEDULE SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                      A1-8

                                                                      EXHIBIT A2


                  [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------
                                                           CUSIP/CINS __________


           10 5/8% [Series A] [Series B] Senior Secured Notes due 2009


No. ___                                                              $__________

                      INTERNATIONAL SPECIALTY HOLDINGS INC.

promises to pay to
                   -------------------------------------------------------------

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

Dollars on December 15, 2009.

Interest Payment Dates:  June 15 and December 15

Record Dates: June 1 and December 1

Dated:  _______________, ____

                                           INTERNATIONAL SPECIALTY HOLDINGS INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY,
  as Trustee


By:
   --------------------------------------------
                Authorized Signatory

--------------------------------------------------------------------------------


                                      A2-1

                  [Back of Regulation S Temporary Global Note]
           10 5/8% [Series A] [Series B] Senior Secured Notes due 2009

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE
ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE
SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2),
(3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE REGISTRAR A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE REGISTRAR) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION

                                      A2-2

OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUEST), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. International Specialty Holdings Inc., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at 10 5/8% per annum until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuer shall pay interest and Liquidated Damages semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be the first of June 15 and December 15 to occur after the date of issuance, unless such June 15 and December 15 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of June 15 and December 15 to occur after the date of issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

         2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                      A2-3

         3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of December 13, 2001 (as amended from time to time, the "Indenture") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders ARE referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer unlimited in aggregate principal amount.

         5. OPTIONAL REDEMPTION.

         (c) (a) Except as set forth in clause (b) of this Paragraph 5, the Issuer shall not have the option to redeem the Notes pursuant to this Paragraph 5 prior to December 15, 2005. Thereafter, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

         YEAR                                                   PERCENTAGE
         ----                                                   ----------
         2005.................................................   105.313%
         2006.................................................   103.542%
         2007.................................................   101.771%
         2008 and thereafter..................................   100.000%

         (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, at any time prior to December 15, 2004, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes originally issued under the Indenture at a redemption price of 110.625% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that (1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Issuer and its Affiliates); and (2) notice of the redemption is given within 30 days of the date of the closing of such Equity Offering.

         6. MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, the Issuer shall be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes (other than Notes previously called for redemption) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, on the Notes repurchased to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuer shall mail a notice to

                                      A2-4
each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) Any net proceeds from Asset Sales that are not applied as provided in the Indenture will constitute "Asset Sale Proceeds." When the aggregate amount of Asset Sale Proceeds exceeds the Threshold Amount, the Issuer will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the excess of such Asset Sale Proceeds over the Threshold Amount (such excess being referred to herein as the "EXCESS PROCEEDS"); PROVIDED, HOWEVER, that (i) the Issuer will not be obligated to make an Asset Sale Offer until the aggregate amount of Excess Proceeds exceeds $5.0 million and (ii) Net Proceeds received by a Restricted Subsidiary that is subject to a contractual restriction on its ability to dividend such Net Proceeds to the Issuer will not constitute Excess Proceeds for so long as such restriction would either prohibit such dividend or reduce the amount of other dividends payable to the Issuer. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture and will be payable in cash. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Liquidated Damages, if any, ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of a selection of Notes to be redeemed and ending at the close of business on the day of selection or during the period between a record date and the next succeeding Interest Payment Date.

         This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

                                      A2-5

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Pledge Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Pledge Agreement or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Pledge Agreement or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes;
(ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Issuer to comply with Section 4.10, 4.15 or 5.01 of the Indenture (unless such provisions are not at the time applicable pursuant to
Section 4.18 of the Indenture); (iv) failure for 30 days by the Issuer to comply with Section 4.07 or 4.09 of the Indenture (unless such provisions are not at the time applicable pursuant to Section 4.18 of the Indenture); (v) failure by the Issuer for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Pledge Agreement (expect as provided in (x) below); (vi) default under certain other agreements relating to Indebtedness of the Issuer which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) the Issuer shall fail to place the amount contemplated in the Escrow Agreement into the Escrow Account on December 13, 2001; or ISP shall fail to retire the 2003 Notes on or prior to maturity (ix) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries; and (x) (a) the repudiation by the Issuer of its obligations under the Pledge Agreement or (b) the unenforceability of the Pledge Agreement with respect to the validity, priority or perfection of the lien created thereby (whether through the unenforceability of the Pledge Agreement or otherwise). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                                      A2-6

         13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Issuer or their Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

         14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of December 13, 2001, between the Issuer and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, among the Issuer and the other parties thereto, relating to rights given by the Issuer to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

International Specialty Holdings Inc.
c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey 07470
Attention:  General Counsel








                                      A2-7

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               ---------------------------------
                                                 (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  _______________

                  Your Signature:
                                   ---------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).









                                      A2-8

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                            Section 4.10       Section 4.15

         If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                                 $---------------

Date:  _______________

                 Your Signature:
                                  ---------------------------------------------
                   (Sign exactly as your name appears on the face of this Note)

                 Tax Identification No.:
                                        ---------------------------------------

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).













                                      A2-9

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE


         The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                      Principal Amount of
                       Amount of decrease                              this Global Note         Signature of
                       in Principal Amount   Amount of increase in      following such       authorized officer
                               of             Principal Amount of          decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or Increase)            Custodian
----------------        ----------------        ----------------         -------------            ---------

















                                     A2-10

                                                                       EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

International Specialty Holdings Inc.
c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey 07470
Attention:  General Counsel

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

Attention:  Corporate Trust Division

         Re:  10 5/8% [SERIES A] [SERIES B] SENIOR SECURED NOTES DUE 2009

         Reference is hereby made to the Indenture, dated as of December 13, 2001 (as amended from time to time, the "INDENTURE"), between International Specialty Holdings Inc., as issuer (the "ISSUER") and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                 (a) [ ] such Transfer i s being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                 (b) [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

                 (c) [ ] such Transfer is being effected pursuanT to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                 (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted
             Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                 (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                 (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                 (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United
             States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                               ---------------------------------
                                                  [Insert Name of Transferor]



                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

         Dated:  _______________________

                  ANNEX A TO CERTIFICATE OF TRANSFER

    1.     The Transferor owns and proposes to transfer the following:

                     [CHECK ONE OF (a) OR (b)]

            (a) a beneficial interest in the:

                     (i)   [ ] 144A Global Note (CUSIP _________), or

                     (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                     (iii) [ ] IAI Global Note (CUSIP _________); or

                 (b) [ ] a Restricted Definitive Note.

    2.     After the Transfer the Transferee will hold:

                            [CHECK ONE]

                 (a)    a beneficial interest in the:

                     (i)   [ ]  144A Global Note (CUSIP _________), or

                     (ii)  [ ]  Regulation S Global Note (CUSIP _________), or

                     (iii) [ ]  IAI Global Note (CUSIP _________); or

                     (iv) Unrestricted Global Note (CUSIP _________); or

                 (b) [ ] a Restricted Definitive Note; or

                 (c) [ ] an Unrestricted Definitive Note,

                 in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

International Specialty Holdings Inc.
c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey 07470
Attention:  General Counsel

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

Attention:  Corporate Trust Division

         Re:  10 5/8% SENIOR SECURED NOTES DUE 2009

                              (CUSIP ____________)

Reference is hereby made to the Indenture, dated as of December 13, 2001 (as amended from time to time, the "INDENTURE"), between International Specialty Holdings Inc., as issuer (the "ISSUER") and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                           -------------------------------------
                                               [Insert Name of Transferor]


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

Dated:  ______________________

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


International Specialty Holdings Inc.
c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey 07470
Attention:  General Counsel

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention: Corporate Trust Division

         Re:  10 5/8% SENIOR SECURED NOTES DUE 2009

Reference is hereby made to the Indenture, dated as of December 13, 2001 (as amended from time to time, the "INDENTURE"), between International Specialty Holdings Inc., as issuer (the "ISSUER") and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) [ ]  a beneficial interest in a Global Note, or

         (b) [ ]  a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and , if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                           -------------------------------------
                                            [Insert Name of Accredited Investor]



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

Dated:  _______________________









                                      F-2